     FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 1997


                                                    REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             QUADRAMED CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                    7371                                   68-0316252
     (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NO.)

                    80 EAST SIR FRANCIS DRAKE BLVD., STE. 2A
                               LARKSPUR, CA 94939
                                 (415) 461-7725
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                KEITH M. ROBERTS
                       VICE PRESIDENT AND GENERAL COUNSEL
                             QUADRAMED CORPORATION
                    80 EAST SIR FRANCIS DRAKE BLVD., STE. 2A
                               LARKSPUR, CA 94939
                                 (415) 461-7725
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                SCOTT D. LESTER                                               KENNETH L. GUERNSEY
                DAVID R. GILBERT                                              MICHAEL J. SULLIVAN
            BARBARA SKAGGS GALLAGHER                                            ISOBEL A. JONES
               BROBECK, PHLEGER &                                            ALEXIS RONDELL RHORER
                  HARRISON LLP                                                 COOLEY GODWARD LLP
                   ONE MARKET                                                  ONE MARITIME PLAZA
               SPEAR STREET TOWER                                           SAN FRANCISCO, CA 94111
            SAN FRANCISCO, CA 94105                                              (415) 693-2000
                 (415) 442-0900

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [X] 333-36189

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE


=================================================================================================================
TITLE OF EACH CLASS OF                      AMOUNT        PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
SECURITIES TO BE                            TO BE          OFFERING PRICE   AGGREGATE OFFERING    REGISTRATION
REGISTERED                             REGISTERED(1)(2)     PER SHARE(3)         PRICE(3)            FEE(4)
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
  share..............................      345,000            $17.625           $6,080,625         $1,842.61
=================================================================================================================

(1) Includes 45,000 shares which the Underwriters have the option to purchase to cover overallotments, if any.

(2) Does not include 3,450,000 shares of Common Stock previously registered for which the registration fee has previously been paid.

(3) The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the proposed offering price for the shares of the Company's Common Stock offered hereby.

(4) Calculated pursuant to Rule 457(a).

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement filed under the Securities Act of 1933, as amended, by QuadraMed Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") hereby incorporates by reference the contents of the Registration Statement on Form S-3 (File No. 333-36189) relating to the offering of up to 3,450,000 Shares of Common Stock of the Company filed on September 23, 1997.

                                 CERTIFICATION

        The Company hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $1,842.61 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on October 21, 1997); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on October 21, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Larkspur, State of California on this 21st day of October, 1997.

                                          QUADRAMED CORPORATION

                                          By:     /s/ JAMES D. DURHAM
                                            ------------------------------------
                                                      James D. Durham
                                              Chairman of the Board, President
                                                and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                  SIGNATURE                               TITLE                     DATE
---------------------------------------------  ----------------------------  -------------------
            /s/ JAMES D. DURHAM                Chairman of the Board,           October 21, 1997
---------------------------------------------  President and Chief
               James D. Durham                 Executive Officer (principal
                                               executive officer)

           /s/ JOHN V. CRACCHIOLO              Vice President, Chief            October 21, 1997
---------------------------------------------  Financial Officer and
             John V. Cracchiolo                Secretary (principal
                                               financial and accounting
                                               officer)
          /s/ JOHN M. AUSTIN, M.D.*            Director                         October 21, 1997
----------------------------------------------
            John M. Austin, M.D.

                                               Director
---------------------------------------------
              Albert L. Greene

            /s/ KENNETH E. JONES*              Director                         October 21, 1997
---------------------------------------------
              Kenneth E. Jones

           /s/ THOMAS F. MCNULTY*              Director                         October 21, 1997
---------------------------------------------
              Thomas F. McNulty

           /s/ JOAN P. NEUSCHELER*             Director                         October 21, 1997
---------------------------------------------
             Joan P. Neuscheler

           /s/ CORNELIUS T. RYAN*              Director                         October 21, 1997
---------------------------------------------
              Cornelius T. Ryan

       *By:       /s/ KEITH M. ROBERTS                                          October 21, 1997
---------------------------------------------
              Keith M. Roberts
              Attorney-in-fact

                                 EXHIBIT INDEX


Exhibit
  No.                         Document Description
-------                       --------------------

5.1         Opinion of Brobeck, Phleger & Harrison LLP

23.1        Consent of Arthur Andersen LLP, Independent Public Accountants

23.2        Consent of Arthur Andersen LLP, Independent Public Accountants

23.3        Consent of Smith & Company, Certified Public Accountants

23.4        Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1)

24.1+       Power of Attorney.


+Incorporated by reference to page II-5 of the Company's Registration Statement on Form S-3 (No. 333-36189) filed on September 23, 1997.